SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 19, 2003

Petroleum Development Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada                               0-7246                               95-2636730

(State or Other Jurisdiction (Commission (IRS Employer

of Incorporation) File Number) Identification No.)

103 East Main Street; Bridgeport, WV    26330

(Address of Principal Executive Offices)

Registrant's telephone number, including area code 304-842-3597 no change

(Former Name or Former Address, if Changed Since Last Report

Item 5. Other Events.

On November 19, 2003, the Company issued a news release announcing the appointment of several new officers for Petroleum Development Corporation. The news releases are filed herewith as Exhibit 99.1 and incorporated herein by reference.

EXHIBIT INDEX

On November 19, 2003, the Company issued a news release announcing the appointment of several new officers for Petroleum Development Corporation. The news releases are filed herewith as Exhibit 99.1 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petroleum Development Corporation

Date November 19, 2003

By  /s/ Darwin L. Stump

        Darwin L. Stump

        Acting Chief Financial Officer